UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 15, 2009

Nashua Corporation

(Exact name of registrant as specified in charter)

Massachusetts	1-05492	02-0170100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Trafalgar Square, Suite 201, Nashua, New Hampshire	03063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (603) 880-2323

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On September 15, 2009, NM Acquisition Corp. (the “Merger Sub”), a subsidiary of Cenveo, Inc. (“Cenveo”), merged with and into Nashua Corporation (“Nashua”) (the “Merger”) in accordance with the Agreement and Plan of Merger, dated as of May 6, 2009, among Nashua, Merger Sub and Cenveo (the “Merger Agreement”).  As a result of the Merger, Nashua became a wholly-owned subsidiary of Cenveo, and shares of Nashua common stock, which traded under the symbol “NSHA”, have ceased trading on, and are being delisted from, the NASDAQ Global Market.

Pursuant to the terms of the Merger Agreement, each outstanding share of Nashua common stock was converted into the right to receive $0.75 in cash, without interest, and 1.265 shares of Cenveo common stock.  Cenveo will issue approximately 7 million shares of its common stock in connection with the Merger.  Based on the volume-weighted average price per share of $4.844 of Cenveo common stock on the New York Stock Exchange on 15 trading days Cenveo and Nashua selected by lot out of the 30 trading days ending on and including Friday, September 11, 2009 (the same formula used to determine the value of Cenveo common stock pursuant to the Merger Agreement), the aggregate value of the consideration paid in connection with the Merger to former holders of Nashua common stock was approximately $37.8 million.  In addition, at the Effective Time (as defined in the Merger Agreement) all outstanding options and other equity-based awards to acquire shares of Nashua common stock were converted into options and other equity-based awards to acquire shares of Cenveo common stock, as adjusted pursuant to the Merger Agreement.

The description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of Nashua’s Current Report on Form 8-K as filed with the Securities and Exchange Commission (the “SEC”) on May 7, 2009, as amended on Nashua’s Current Report on Form 8-K/A as filed with the SEC on July 30, 2009.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 15, 2009, at Nashua’s request and in connection with the Merger, The NASDAQ Global Market filed a Notification of Removal From Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) on Form 25 to notify the SEC that Nashua’s common stock, par value $1.00 per share, was deregistered under Section 12(b) of the Exchange Act, and delisted from trading on The NASDAQ Global Market effective prior to the open of trading on September 16, 2009.  Cenveo intends to file a Form 15 with the SEC on Nashua’s behalf on or about September 25, 2009 in order to complete the deregistration of Nashua’s common stock under the Securities Exchange Act of 1934, as amended.

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Item 3.03    Material Modification to Rights of Security Holders.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01    Changes in Control of Registrant.

The disclosure set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon effectiveness of the Merger, each of Andrew B. Albert, L. Scott Barnard, Thomas G. Brooker, Clinton J. Coleman, Avrum Gray, Michael T. Leatherman, Mark E. Schwarz, who constituted the Board of Directors of Nashua immediately prior to the Merger, ceased to be directors of Nashua.

In addition, upon effectiveness of the Merger, Ms. Suzanne L. Ansara, Nashua’s Clerk/Secretary, Mr. Thomas G. Brooker, Nashua’s President and Chief Executive Officer, Ms. Margaret M. Callan, Nashua’s Corporate Controller and Chief Accounting Officer, Mr. Donald A Granholm, Nashua’s Vice President-Supply Chain and Human Resources Management, Mr. Thomas M. Kubis, Nashua’s Vice President of Operations, Ms. Linda J. Madden, Nashua’s Assistant Clerk/Secretary, Mr. William Todd McKeown, Nashua’s Vice President of Sales and Marketing, Mr. John L. Patenaude, Nashua’s Vice President-Finance and Chief Financial Officer and Treasurer and Mr. Michael D. Travis, Nashua’s Vice President of Marketing, ceased to be executive officers of Nashua.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index attached to this Report, which is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASHUA CORPORATION

Date: September 16, 2009	By:	/s/ Timothy M. Davis
Timothy M. Davis
Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1
Agreement and Plan of Merger dated as of May 6, 2009 among Cenveo, Inc., NM Acquisition Corp. and Nashua Corporation (incorporated by reference to Nashua’s Current Report on Form 8-K as filed on May 7, 2009, as amended on Form 8-K/A as filed on July 30, 2009).